UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2023, Maui Land & Pineapple Company, Inc. (the “Company”) held its 2023 annual meeting of shareholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The number of shares of the Company’s common stock that were outstanding as of March 21, 2023, which was the record date for the Annual Meeting, was 19,614,221. The results of the voting at the Annual Meeting were as follows:

Proposal 1: Election of Directors to serve for a one-year term:

	Shares Voted for	Shares Withheld	Broker Non-Votes
Glyn Aeppel	14,291,900	25,576	2,944,349
Stephen M. Case	13,681,553	635,923	2,944,349
John Sabin	14,229,865	87,611	2,944,349
R. Scot Sellers	14,288,307	29,169	2,944,349
Anthony P. Takitani	13,471,338	846,168	2,944,349

Proposal 2: Approval, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers:

Shares voted for:	13,425,068
Shares voted against:	849,372
Shares abstained:	43,036
Broker non-votes:	2,944.349

Proposal 3: Ratification of Accuity LLP as the Company’s independent registered public accounting firm for the fiscal year 2023:

Shares voted for:	17,229,481
Shares voted against:	28,227
Shares abstained:	4,117
Broker non-votes:	0

Proposal 4: Approve the amendment to the Company’s 2017 Equity and Incentive Award Plan to increase the total number of shares reserved for issuance by 500,000 shares and to increase the individual award limit to 400,000 shares:

Shares voted for:	14,134,221
Shares voted against:	136,908
Shares abstained:	46,347
Broker non-votes:	2,944,349

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 19, 2023	By:	/s/ Wade K. Kodama
Wade K. Kodama
Chief Financial Officer